As filed with the Securities and Exchange Commission on March 11, 2008.

Registration No. 333-148488

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM F-4

Registration Statement

Under The Securities Act of 1933

Evotec

Aktiengesellschaft

(Exact name of co-registrant as specified in its Charter)

Germany	2834	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Evotec AG

Schnackenburgallee 114

22525 Hamburg

Germany

(49-40) 56-0810

Corporation Service Company

1133 Avenue of the Americas

Suite 3100

New York, NY10036

(866) 403-5272

Copies to:

Donald J. Guiney, Esq. Freshfields Bruckhaus Deringer 65 Fleet Street London EC4Y 1HS United Kingdom (44-20) 7832 7649	Stanford N. Goldman, Jr. Esq. Daniel H. Follansbee, Esq. Eric J. Loumeau, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000	George F. Fraley, Esq. Renovis, Inc. Two Corporate Drive South San Francisco, CA 94080 (650) 266-1400	Alan C. Mendelson, Esq. Mark V. Roeder, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, CA 94025 (650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form F-4 (“Amendment No. 2”) is being filed solely to address an erroneously filed consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft (“KPMG”) with respect to Evotec AG, which was filed as Exhibit 23.1 to Amendment No. 1 to the Registration Statement on Form F-4 on February 20, 2008 (“Amendment No.1”). The consent included in Amendment No. 1 was erroneously filed with the date of February 20, 2008. As no changes had been made to the audited financial statements for the year ended December 31, 2006, no updated consent was required nor was one issued by KPMG.

Given the foregoing, the consent set forth in the original Registration Statement on Form F-4, filed on January 7, 2008, should have been the sole KPMG consent. Amendment No. 2 is being filed to (i) clarify that the consent included in Amendment No. 1 had not been issued; (ii) amend Item 21. Exhibits and Financial Statement Schedules in Part II, Information not Required in Prospectus; and (iii) amend the Exhibit Index.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules

Exhibit No.	Description

* 2.1	Agreement and Plan of Merger with Amendment (attached as Annex 1 to the proxy statement/prospectus that is part of this Registration Statement).

* 3.1	Articles of Association of Evotec AG as amended and restated as of August 15, 2007 (English translation).

* 3.2	Rules of Procedure for the Management Board of Evotec AG (English translation).

* 3.3	Rules of Procedure for the Supervisory Board of Evotec AG (English translation).

* 4.1	Specimen certificate representing ordinary shares of Evotec AG.

* 4.2	Form of Deposit Agreement among Evotec AG, JPMorgan Chase Bank, N.A. and holders and beneficial owners of American Depositary Shares. (Incorporated by reference to the filing on Form F-6 by JPMorgan Chase Bank, N.A., dated January 11, 2008) (File No. 333-148604).

* 4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

* 5.1	Form of Opinion Freshfields Bruckhaus Deringer as to the validity of shares underlying the ADSs.

* 8.1	Opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of the merger.

* 8.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the material United States federal income tax consequences of the merger.

*10.1	Forms of Voting Agreements (attached as Annex 2 to the proxy statement/prospectus that is part of this Registration Statement).

*10.2†	License Agreement, dated December 19, 2003, between Hoffmann-La Roche Ltd. and Evotec Neurosciences GmbH: NMDA EVT 100 series with Amendment.

*10.3†	License Agreement, dated March 15, 2005, between Hoffman-La Roche and Evotec Neurosciences GmbH: GABA A: EVT 201 License Agreement.

*10.4†	License Agreement, dated January 6, 2006 between Hoffman-La Roche and Neurosciences GmbH: MAO-B Inhibitor: EVT 302 License Agreement with Amendment.

*10.5†	Collaboration Agreement, dated August 23, 2004 by and among Boehringer Ingelheim International GmBH, Evotec OAI AG and Evotec Neurosciences GmbH and Amendment.

*10.6†	Collaborative Discovery and Development Agreement, dated June 20, 2006, in and among Hoffman-La Roche and Evotec NeuroSciences GmbH.

*10.7	Sale and Purchase Agreement Regarding The Sale and Purchase of All Shares in Evotec Technologies GmbH, dated November 30, 2006, between Evotec, Pfizer, Inc., and PerkinElmer Inc. (Incorporated by reference to the filing on Form 8-K of PerkinElmer, Inc., dated December 6, 2006. (File No. 001-05075).

Exhibit No.	Description

*10.8	Agreement for The Sale and Purchase of Shares and Assets Relating to the Chemical and Pharmaceutical Development Business of Evotec, dated September 10, 2007, between Evotec AG and Aptuit, Inc.

*10.9†	Services Agreement, dated January 1, 2008, between Evotec AG and CHDI Foundation, Inc.

*11	Schedule II Valuation and qualifying accounts.

*21	List of Significant Subsidiaries and Associated Companies of Evotec AG.

*23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft with respect to Evotec AG (previously filed with Registration Statement on Form F-4 dated January 7, 2008).

*23.2	Consent of Independent Registered Public Accounting Firm with respect to Renovis, Inc.

*23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

*23.4	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 8.2 hereto).

*24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*99.1	Form of proxy card for the Special Meeting of stockholders of Renovis, Inc.

*99.2	Form of Chairman’s letter to the stockholders of Renovis, Inc. (included in the proxy statement/prospectus that is part of this Registration Statement).

*99.3	Form of Notice of Special Meeting of stockholders of Renovis, Inc. (included in the proxy statement/prospectus that is part of this Registration Statement).

*99.4	Consent of Dr. Corey S. Goodman to being named as a person who will serve as director of Evotec.

*99.5	Consent of John P. Walker to being named as a person who will serve as director of Evotec.

*99.7	Opinion of Cowen and Company, LLC (attached as Annex 3 to the proxy statement/prospectus that is part of this Registration Statement).

*99.8	Consent of Cowen and Company, LLC.

†	Confidential Treatment Requested. Where indicated in each document, portions have been omitted pursuant to this request.
*	Filed Previously

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in, Hamburg, Germany, on March 11, 2008.

EVOTEC AG

By:	/S/ JÖRN ALDAG
Name: Jörn Aldag Member of the Management Board

By:	/S/ KLAUS MALECK
Name: Klaus Maleck Member of the Management Board

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

By:	/S/ JÖRN ALDAG Name: Jörn Aldag	President & Chief Executive Officer	March 11, 2008

By:	/S/ KLAUS MALECK Name: Klaus Maleck	Chief Financial Officer	March 11, 2008

By:	/S/ ANJA BOSLER Name: Anja Bosler	Senior Vice President Group Accounting, Principal Accounting Officer	March 11, 2008

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Klaus Maleck and Christian von Spiegal, each in their individual capacity, as his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

	Signature	Title	Date

By:	/S/ JÖRN ALDAG Name: Jörn Aldag	Member of the Management Board	March 11, 2008

By:	/S/ KLAUS MALECK Name: Klaus Maleck	Member of the Management Board	March 11, 2008

By:	/S/ JÖRN ALDAG Name: Jörn Aldag	President & Chief Executive Officer	March 11, 2008

By:	/S/ KLAUS MALECK Name: Klaus Maleck	Chief Financial Officer	March 11, 2008

By:	/S/ ANJA BOSLER Name: Anja Bosler	Senior Vice President Group Accounting, Principal Accounting Officer	March 11, 2008

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the undersigned on this 11th day of March, 2008.

By:  /s/    CONY D’CRUZ

        Name: Cony d’Cruz

        Title: Senior Vice President of Business Development

        Evotec AG

        Authorized Representative in the United States

EXHIBIT INDEX

Exhibit No.	Description

* 2.1	Agreement and Plan of Merger with Amendment (attached as Annex 1 to the proxy statement/prospectus that is part of this Registration Statement).

* 3.1	Articles of Association of Evotec AG as amended and restated as of August 15, 2007 (English translation).

* 3.2	Rules of Procedure for the Management Board of Evotec AG (English translation).

* 3.3	Rules of Procedure for the Supervisory Board of Evotec AG (English translation).

* 4.1	Specimen certificate representing ordinary shares of Evotec AG.

* 4.2	Form of Deposit Agreement among Evotec AG, JPMorgan Chase Bank, N.A. and holders and beneficial owners of American Depositary Shares. (Incorporated by reference to the filing on Form F-6 by JPMorgan Chase Bank, N.A., dated January 11, 2008) (File No. 333-148604).

* 4.3	Form of American Depositary Receipt (included in Exhibit 4.2).

* 5.1	Form of Opinion Freshfields Bruckhaus Deringer as to the validity of shares underlying the ADSs.

* 8.1	Opinion of Latham & Watkins LLP as to the material United States federal income tax consequences of the merger.

* 8.2	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the material United States federal income tax consequences of the merger.

*10.1	Forms of Voting Agreements (attached as Annex 2 to the proxy statement/prospectus that is part of this Registration Statement).

*10.2†	License Agreement, dated December 19, 2003, between Hoffmann-La Roche Ltd. and Evotec Neurosciences GmbH: NMDA EVT 100 series with Amendment.

*10.3†	License Agreement, dated March 15, 2005, between Hoffman-La Roche and Evotec Neurosciences GmbH: GABA A: EVT 201 License Agreement.

*10.4†	License Agreement, dated January 6, 2006 between Hoffman-La Roche and Neurosciences GmbH: MAO-B Inhibitor: EVT 302 License Agreement with Amendment.

*10.5†	Collaboration Agreement, dated August 23, 2004 by and among Boehringer Ingelheim International GmBH, Evotec OAI AG and Evotec Neurosciences GmbH and Amendment.

*10.6†	Collaborative Discovery and Development Agreement, dated June 20, 2006, in and among Hoffman-La Roche and Evotec NeuroSciences GmbH.

*10.7	Sale and Purchase Agreement Regarding The Sale and Purchase of All Shares in Evotec Technologies GmbH, dated November 30, 2006, between Evotec, Pfizer, Inc., and PerkinElmer Inc. (Incorporated by reference to the filing on Form 8-K of PerkinElmer, Inc., dated December 6, 2006. (File No. 001-05075).

*10.8	Agreement for The Sale and Purchase of Shares and Assets Relating to the Chemical and Pharmaceutical Development Business of Evotec, dated September 10, 2007, between Evotec AG and Aptuit, Inc.

*10.9†	Services Agreement, dated January 1, 2008, between Evotec AG and CHDI Foundation, Inc.

*11	Schedule II Valuation and qualifying accounts.

Exhibit No.	Description

*21	List of Significant Subsidiaries and Associated Companies of Evotec AG.

*23.1	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft with respect to Evotec AG (previously filed with Registration Statement on Form F-4 dated January 7, 2008).

*23.2	Consent of Independent Registered Public Accounting Firm with respect to Renovis, Inc.

*23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1 hereto).

*23.4	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 8.2 hereto).

*24.1	Powers of Attorney (included on the signature page of this Registration Statement).

*99.1	Form of proxy card for the Special Meeting of stockholders of Renovis, Inc.

*99.2	Form of Chairman’s letter to the stockholders of Renovis, Inc. (included in the proxy statement/prospectus that is part of this Registration Statement).

*99.3	Form of Notice of Special Meeting of stockholders of Renovis, Inc. (included in the proxy statement/prospectus that is part of this Registration Statement).

*99.4	Consent of Dr. Corey S. Goodman to being named as a person who will serve as director of Evotec.

*99.5	Consent of John P. Walker to being named as a person who will serve as director of Evotec.

*99.7	Opinion of Cowen and Company, LLC (attached as Annex 3 to the proxy statement/prospectus that is part of this Registration Statement).

*99.8	Consent of Cowen and Company, LLC.

†	Confidential Treatment Requested. Where indicated in each document, portions have been omitted pursuant to this request.
*	Filed Previously